           As filed with the Securities and Exchange Commission on June 24, 1997
                                                      Registration No. 333-_____

--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                      VERSANT OBJECT TECHNOLOGY CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

                 CALIFORNIA                                    94-3079392
        (State or Other Jurisdiction                        (I.R.S. Employer
     of Incorporation or Organization)                     Identification No.)

                                1380 WILLOW ROAD
                              MENLO PARK, CA 94025
                    (Address of Principal Executive Offices)

                        1996 DIRECTORS STOCK OPTION PLAN
                        1996 EMPLOYEE STOCK PURCHASE PLAN
                           1996 EQUITY INCENTIVE PLAN

                            (Full Title of the Plans)

                                    GARY RHEA
                             CHIEF FINANCIAL OFFICER
                      VERSANT OBJECT TECHNOLOGY CORPORATION
                                1380 WILLOW ROAD
                              MENLO PARK, CA 94025
                                 (415) 329-7500
            (Name, Address and Telephone Number of Agent For Service)

                                   COPIES TO:

                            Jeffery L. Donovan, Esq.
                               Fenwick & West LLP
                              Two Palo Alto Square
                           Palo Alto, California 94306

                         CALCULATION OF REGISTRATION FEE


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                                                                               PROPOSED MAXIMUM
                                                AMOUNT      PROPOSED MAXIMUM       AGGREGATE        AMOUNT OF
                                                 TO BE       OFFERING PRICE         OFFERING       REGISTRATION
    TITLE OF SECURITIES TO BE REGISTERED      REGISTERED        PER SHARE            PRICE             FEE

   Common Stock, no par value                1,050,000 (1)    $ 6.03125 (2)       $ 6,332,813        $ 1,920
--------------------------------------------------------------------------------------------------------------------



 (1) Represents shares registered pursuant to this Registration Statement that are available for issuance under the Registrant's 1996 Equity Incentive Plan, 1996 Employee Stock Purchase Plan and 1996 Directors Stock Option Plan. Pursuant to Rule 429 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), the prospectuses relating to this Registration Statement also relate to Form S-8 Registration Statement No. 333-08537. A total of 1,050,000 shares issuable under the Registrant's 1996 Equity Incentive Plan, 1996 Employee Stock Purchase Plan and 1996 Directors Stock Option Plan have been previously registered under the Securities Act.

 (2) Estimated pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices of the Registrant's Common Stock as reported by the Nasdaq National Market on June 20, 1997, solely for the purpose of calculating the amount of the registration fee.


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                      VERSANT OBJECT TECHNOLOGY CORPORATION
                       REGISTRATION STATEMENT ON FORM S-8
                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF PREVIOUS REGISTRATION STATEMENT.

             Pursuant to General Instruction E of Form S-8, this Registration Statement is filed solely to register additional shares, in the amounts stated, under the following employee benefit plans of Versant Object Technology Corporation (the "Registrant"): (i) the Registrant's 1996 Directors Stock Option Plan (50,000 shares); (ii) the Registrant's 1996 Employee Stock Purchase Plan (200,000 shares); and (iii) the Registrant's 1996 Equity Incentive Plan (800,000 shares). The increase in shares for each of these employee benefit plans was approved by the Registrant's stockholders at the Registrant's Annual Meeting of Stockholders on June 5, 1997. Pursuant to Instruction E, the contents of the Registrant's Form S-8 Registration Statement No. 333-08537 are hereby incorporated by reference.




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


                                POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints David Banks and Gary Rhea, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Menlo Park, State of California, on this 24th day of June, 1997.

                               VERSANT OBJECT TECHNOLOGY CORPORATION


                               By:     /s/ David Banks
                                       -----------------------------------------
                                       David Banks
                                       President, Chief Executive Officer and
                                       a Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


             Signature                            Title                       Date
             ---------                            -----                       ----

PRINCIPAL EXECUTIVE OFFICER:

/s/ David Banks                      President, Chief Executive        June 24, 1997
-----------------------------        Officer and a Director
David Banks

PRINCIPAL FINANCIAL OFFICER
 AND PRINCIPAL ACCOUNTING OFFICER:

/s/ Gary Rhea                        Vice President Finance and        June 24, 1997
-----------------------------        Administration, Chief Financial
Gary Rhea                            Officer, Treasurer and Secretary

ADDITIONAL DIRECTORS:

/s/ Mark Leslie                      Chairman of the Board of          June 24, 1997
-----------------------------        Directors
Mark Leslie

/s/ Stephen J. Gaal                  Director                          June 24, 1997
-----------------------------
Stephen J. Gaal

/s/ Lawrence K. Orr                  Director                          June 24, 1997
-----------------------------
Lawrence K. Orr

/s/ James Simpson                    Director                          June 24, 1997
-----------------------------
James Simpson


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                                  EXHIBIT INDEX

Exhibit No.                           Description
-----------                           -----------

   4.01              Registrant's Amended and Restated Articles of
                     Incorporation, as amended (incorporated herein by reference to Exhibit 3.01 of the Registrant's Registration Statement on Form SB-2, File No. 333-4910-LA originally filed with the Commission on May 24, 1996, as subsequently amended on June 18, 1996 and July 16, 1996 (the "Form SB-2")).

   4.02              Registrant's Certificate of Amendment of Articles of
                     Incorporation filed prior to the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.02 of the Form SB-2).

   4.03 Registrant's Amended and Restated Articles of Incorporation filed following the closing of the Registrant's initial public offering (incorporated herein by reference to Exhibit 3.03 of the Form SB-2).

   4.04 Registrant's Amended and Restated Bylaws adopted prior to the closing of the Registrant's initial public offering
                     (incorporated herein by reference to Exhibit 3.05 of the Form SB-2).

   4.05 Registrant's 1996 Equity Incentive Plan, as amended, and related documents.

   4.06 Registrant's 1996 Directors Stock Option Plan, as amended, and related documents.

   4.07 Registrant's 1996 Employee Stock Purchase Plan, as amended, and related documents.

   5.01              Opinion of Fenwick & West LLP.

  23.01              Consent of Fenwick & West LLP (included in Exhibit 5.01).

  23.02              Consent of Arthur Anderson LLP, Independent Public
                     Accountants.

  24.01              Power of Attorney (see page 3).
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